UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2005

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Mr. Amnon Landan, chairman and chief executive officer of Mercury Interactive Corporation (“Mercury”), presented at the Goldman Sachs Real-Time Enterprise West Coast Day on Monday, June 13, 2005, at 12:00 p.m. PDT. Mr. Landan’s presentation was available via live webcast and is an archived event available in the investor relations events section of Mercury’s website. Mr. Landan’s presentation was mistakenly disconnected from the webcast at approximately 12:57 p.m. PDT during a question and answer session which concluded at 1:30 p.m. PDT. This non-intentional error was not discovered until just prior to the conclusion of the event. Set forth below is the non-public information which Mr. Landan disclosed during the disconnected portion of the question and answer session of the webcast. Mercury is providing this disclosure promptly in order to ensure that all investors have access to the same level of information.

Question: Mr. Landan was asked by an analyst whether he would be able to give greater color on large deals, the environment in Europe and foreign exchange related to Europe.

Answer: Mr. Landan indicated that he did not have any greater color on large deals. Mr. Landan then indicated that the overall economic climate in Europe continues to be weaker. He also indicated that the French and the Dutch both said no to the European constitution. Mr. Landan did not provide an answer to the question regarding foreign exchange related to Europe.

Forward Looking Statements

The information presented contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact its operating results for that quarter; 3) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) the impact of any acquisitions or business combinations and uncertainties related to the integration of products and services, employees and operations as a result of acquisitions; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury’s products and services; 7) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123R (SFAS 123R) which Mercury will be required to adopt for fiscal years beginning after December 31, 2005; and 8) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information presented is made as of June 14, 2005, and Mercury undertakes no duty to update this information.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	MERCURY INTERACTIVE CORPORATION

By:	/s/ Susan J. Skaer

Name:	Susan J. Skaer

Vice President, General Counsel and Secretary